NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Jennifer Manfre, (626) 302-7964
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports First Quarter 2014 Results

ROSEMEAD, Calif., April 29, 2014 - Edison International (NYSE: EIX) today reported first quarter 2014 net income on a GAAP basis of $176 million, or $0.54 per share, compared to $271 million, or $0.83 per share, in the first quarter of 2013. On an adjusted basis, Edison International’s core earnings were $294 million, or $0.90 per share, compared to $252 million, or $0.77 per share, in the first quarter of 2013.

Southern California Edison’s (SCE) first quarter 2014 core earnings increased $48 million, or $0.15 per share, primarily due to higher authorized revenue from rate base growth, lower operation and maintenance expenses resulting from workforce reductions, and income tax benefits, partially offset by lower earnings from its investment in the San Onofre Nuclear Generating Station. Edison International Parent and Other's first quarter 2014 core losses increased $6 million, or $0.02 per share, primarily due to costs from new businesses, higher corporate expenses, and higher income tax benefits recognized in the first quarter of 2013.

First quarter 2014 adjusted earnings exclude non-core charges of $96 million, or $0.29 per share, related to SCE’s settlement agreement for San Onofre and $22 million, or $0.07 per share, of non-core losses from discontinued operations. First quarter 2013 adjusted earnings exclude $7 million, or $0.02 per share, of non-core earnings from tax benefits related to a sale of a lease investment in 2012 and $12 million, or $0.04 per share of non-core income from discontinued operations.

“Our first quarter results were a solid start to the year consistent with full-year 2014 guidance," said Ted Craver, chairman and chief executive officer of Edison International. “In addition, we have significantly reduced uncertainties through the resolution of the Edison Mission Energy bankruptcy and pending settlement of the cost recovery associated with the San Onofre Nuclear Generation Station."
Edison International uses adjusted, or core, earnings which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic earnings.

2014 Earnings Guidance

The company reaffirmed its 2014 core earnings guidance of $3.60 to $3.80 per share and updated its basic earnings guidance to $3.24 to $3.44 per share to reflect first quarter non-core items. Future period charges that are not considered part of core earnings are not included in the guidance. See the risk disclosure statement in the Appendix and the presentation accompanying the company’s conference call for further information.

About Edison International

Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power and an investor in energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities.
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Edison International Reports First Quarter 2014 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to net income, basic EPS, core earnings, or core EPS also applies to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Risk Disclosure Statement

Forward-looking statements about the financial outlook for Edison International and its subsidiaries are included in this news release. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports and presentations filed with the Securities and Exchange Commission which are available at: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

Reminder: Edison International Will Hold a Conference Call Today

When:    Tuesday, April 29, 2014, 2:00 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-888-282-0034 (US) and 1-402-998-0517 (Int’l) - Passcode: 845614
Telephone replay available through May 8, 2014
Webcast:     www.edisoninvestor.com

Edison International Reports First Quarter 2014 Financial Results

First Quarter Reconciliation of
Core Earnings Per Share to Basic Earnings Per Share

	Three months ended March 31,
(in millions)	2014	2013	Change
Earnings (loss) attributable to Edison International
Continuing operations
SCE	$0.64	$0.78	$(0.14)
Edison International Parent and Other	(0.03)	0.01	(0.04)
Discontinued operations	(0.07)	0.04	(0.11)
Edison International	0.54	0.83	(0.29)
Less: Non-core items
SCE	(0.29)	—	(0.29)
Edison International Parent and Other	—	0.02	(0.02)
Discontinued operations	(0.07)	0.04	(0.11)
Total non-core items	(0.36)	0.06	(0.42)
Core earnings (losses)
SCE	0.93	0.78	0.15
Edison International Parent and Other	(0.03)	(0.01)	(0.02)
Edison International	$0.90	$0.77	$0.13
Note: Diluted earnings were $0.54 and $0.82 per share for three months ended March 31, 2014 and 2013, respectively.

First Quarter Reconciliation of
Core Earnings to Basic Earnings (in millions)

	Three months ended March 31,
(in millions)	2014	2013	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$208	$256	$(48)
Edison International Parent and Other	(10)	3	(13)
Discontinued operations	(22)	12	(34)
Edison International	176	271	(95)
Less: Non-core items
SCE	(96)	—	(96)
Edison International Parent and Other	—	7	(7)
Discontinued operations	(22)	12	(34)
Total non-core items	(118)	19	(137)
Core earnings (losses)
SCE	304	256	48
Edison International Parent and Other	(10)	(4)	(6)
Edison International	$294	$252	$42

Edison International Reports First Quarter 2014 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended March 31,
(in millions, except per-share amounts, unaudited)	2014	2013
Operating revenue	$2,926	$2,632
Fuel	72	73
Purchased power	1,071	780
Operation and maintenance	811	873
Depreciation, decommissioning and amortization	410	414
Impairment and other charges	231	—
Total operating expenses	2,595	2,140
Operating income	331	492
Interest and other income	23	34
Interest expense	(141)	(131)
Other expenses	(8)	(11)
Income from continuing operations before income taxes	205	384
Income tax expense (benefit)	(19)	98
Income from continuing operations	224	286
Income (loss) from discontinued operations, net of tax	(22)	12
Net income	202	298
Preferred and preference stock dividend requirements of utility	26	27
Net income attributable to Edison International common shareholders	$176	$271
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$198	$259
Income (loss) from discontinued operations, net of tax	(22)	12
Net income attributable to Edison International common shareholders	$176	$271
Basic earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326
Continuing operations	$0.61	$0.79
Discontinued operations	(0.07)	0.04
Total	$0.54	$0.83
Diluted earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	329	329
Continuing operations	$0.61	$0.78
Discontinued operations	(0.07)	0.04
Total	$0.54	$0.82
Dividends declared per common share	$0.355	$0.3375

Edison International Reports First Quarter 2014 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$149	$146
Receivables, less allowances of $67 and $66 for uncollectible accounts at respective dates	725	838
Accrued unbilled revenue	576	596
Inventory	268	256
Derivative assets	112	122
Regulatory assets	931	538
Deferred income taxes	369	421
Other current assets	390	395
Total current assets	3,520	3,312
Nuclear decommissioning trusts	4,587	4,494
Other investments	220	207
Total investments	4,807	4,701
Utility property, plant and equipment, less accumulated depreciation of $7,691 and $7,493 at respective dates	30,741	30,379
Nonutility property, plant and equipment, less accumulated depreciation of $76 and $74 at respective dates	76	76
Total property, plant and equipment	30,817	30,455
Derivative assets	240	251
Regulatory assets	7,351	7,241
Other long-term assets	653	686
Total long-term assets	8,244	8,178

Total assets	$47,388	$46,646

Edison International Reports First Quarter 2014 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	March 31, 2014	December 31, 2013
LIABILITIES AND EQUITY
Short-term debt	$611	$209
Current portion of long-term debt	601	601
Accounts payable	1,116	1,407
Accrued taxes	423	358
Customer deposits	204	201
Derivative liabilities	143	152
Regulatory liabilities	455	767
Other current liabilities	1,004	1,186
Total current liabilities	4,557	4,881
Long-term debt	9,825	9,825
Deferred income taxes and credits	7,437	7,346
Derivative liabilities	985	1,042
Pensions and benefits	1,360	1,378
Asset retirement obligations	3,471	3,418
Regulatory liabilities	5,655	4,995
Other deferred credits and other long-term liabilities	2,096	2,070
Total deferred credits and other liabilities	21,004	20,249
Total liabilities	35,386	34,955
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,417	2,403
Accumulated other comprehensive loss	(11)	(13)
Retained earnings	7,573	7,548
Total Edison International's common shareholders' equity	9,979	9,938
Preferred and preference stock of utility	2,023	1,753
Total noncontrolling interests	2,023	1,753
Total equity	12,002	11,691

Total liabilities and equity	$47,388	$46,646

Edison International Reports First Quarter 2014 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions, unaudited)	2014	2013
Cash flows from operating activities:
Net income	$202	298
Less: Income (loss) from discontinued operations	(22)	12
Income from continuing operations	224	286
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	410	414
Regulatory impacts of net nuclear decommissioning trust earnings	29	25
Impairment and other charges	231	—
Deferred income taxes and investment tax credits	(6)	174
Other	23	23
Changes in operating assets and liabilities:
Receivables	112	(38)
Inventory	(12)	(11)
Accounts payable	(63)	(65)
Other current assets and liabilities	(80)	(120)
Derivative assets and liabilities, net	(46)	79
Regulatory assets and liabilities, net	(331)	(199)
Other noncurrent assets and liabilities	7	(62)
Net cash provided by operating activities	498	506
Cash flows from financing activities:
Long-term debt issued, net of premium, discount, and issuance costs of $1 and $4 at respective dates	(1)	394
Long-term debt matured or repurchased	(2)	(1)
Preference stock issued, net	270	387
Preference stock redeemed	—	(400)
Short-term debt financing, net	401	245
Settlements of stock-based compensation, net	(42)	(32)
Dividends to noncontrolling interests	(30)	(30)
Dividends paid	(116)	(110)
Net cash provided by financing activities	480	453
Cash flows from investing activities:
Capital expenditures	(940)	(979)
Proceeds from sale of nuclear decommissioning trust investments	1,502	435
Purchases of nuclear decommissioning trust investments and other	(1,536)	(466)
Other	(1)	(4)
Net cash used by investing activities	(975)	(1,014)
Net increase (decrease) in cash and cash equivalents	3	(55)
Cash and cash equivalents at beginning of period	146	170
Cash and cash equivalents at end of period	$149	$115